UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 13, 2013

Rally Software Development Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-35868	84-1597294
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Walnut Street Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 565-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2013, Mr. Don Hazell entered into a Separation Agreement and General Release (the “Separation Agreement”) with Rally Software Development Corp. (the “Company”), pursuant to which Mr. Hazell will receive a cash payment of $710,000.  The Separation Agreement also provides for standard confidentiality and non-disparagement covenants, as well as a release of claims.  In the Separation Agreement, Mr. Hazell also confirms that he will comply with the restrictions around solicitation and competition that are set forth in his previously executed Proprietary Information and Inventions Agreement.  As previously reported, Mr. Hazell resigned from his position as Executive Vice President, Strategic Accounts of the Company effective October 31, 2013.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which will be filed by the Company with its next Quarterly Report on Form 10-Q.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rally Software Development Corp.

Dated: November 13, 2013

	By:	/s/ James M. Lejeal
James M. Lejeal
Chief Financial Officer and Treasurer

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